Exhibit 99.1

Treasure Global Signs Licensing Agreement with Morganfield’s, a Southeast
Asian Restaurant Chain, Granting Exclusive Sub-licensing of the Morganfield’s
Brand and Agreement to Adopt TAZTE in Morganfield’s Franchisees

- TGI Plans To Become Largest F&B Chain In Southeast Asia Without Owning Bricks-and-Mortar –

New York & Kuala Lumpur, May 1, 2023
– Treasure Global Inc (NASDAQ: TGL) (“TGI”, or the “Company”), an innovative e-commerce platform providing seamless technology enabled solutions for lifestyle needs, today announced that it has signed its previously announced licensing agreement with Morganfield’s Holding Sdn Bhd (“Morganfield’s”), a restaurant chain specializing in comfort food and American-style barbecue, in which Morganfield’s has granted TGI an exclusive worldwide license to grant sub-licensees to third parties to use Morganfield’s trademarks for the restaurant business. Pursuant to the agreement, Morganfield’s will also adopt TGI’s digital food & beverage (“F&B”) management system, TAZTE, in its nine franchisees in Malaysia, China, and Singapore, accelerating the rollout of TAZTE in the region.

“At TGI we believe the future is digital. With that in mind, we have set out to transform the F&B industry with TAZTE, our innovative digital F&B management system that improves efficiency of both the front and back operations of the F&B industry. TAZTE provides partnered merchants in Southeast Asia with an integrated technology ecosystem to manage their systems more efficiently with automated solutions for all F&B business and customer needs, reducing manual processes and superseding conventional point-of-sale programs,” said Sam Teo, Chief Executive Officer of TGI. “Through our licensing agreement with Morganfield’s, not only will TAZTE be adopted into their nine existing franchisees, but TGI will have the opportunity to grant sub-licensees to third parties to open additional Morganfield’s restaurants in the region that will also adopt TAZTE. TGI will act as master franchisor by managing brand loyalty and raw material supply to accelerate this process of expansion for TAZTE. This agreement will provide TGI with additional revenue streams including start-up fees from new locations, monthly licensing fees, and supply chain.”

“Further, TGI plans to replicate this process with additional popular F&B brands in Southeast Asia to become the largest F&B chain, without owning any bricks-and-mortar. We believe this strategy will help us to expand the use of our innovative solutions more rapidly as well as to capture data on vital components of supply chain to better understand, improve, and innovate our solutions and future solutions,” concluded Mr. Teo.

About Treasure Global Inc

Treasure Global Inc (“TGI”) is an innovative Malaysian e-commerce platform providing seamless technology enabled solutions for lifestyle needs with instant rebates and affiliate cashback programs. On a mission to bring together the worlds of online e-commerce and offline physical retailers, TGI is developing a portfolio of leading digital platforms for use throughout Southeast Asia (“SEA”) and Japan. In June 2020, TGI launched its proprietary product, the ZCITY App, a unique digital ecosystem that transforms and simplifies the e-payment experience for consumers, while simultaneously allowing them to earn rewards. In the ZCITY ecosystem, users can utilize TAZTE, a revenue generating digital F&B management system providing merchants with a one-stop automated solution to digitalize their businesses. As of December 31, 2022, ZCITY had over 2,300,000 registered users.

For more information, please visit
https://treasureglobal.co/
.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website,
www.sec.gov
. These forward-looking statements cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

For further information, please contact:

U.S. Investor Contact
Allison Soss
KCSA Strategic Communications
ir_us@treasuregroup.co

Malaysian Investor Contacts
ir_my@treasuregroup.co

Media Contact
Sue Chuah, Chief Marketing Officer
Treasure Global Inc
mediacontact@treasuregroup.co